EXHIBIT 10.1

AGREEMENT DATED JULY 31, 2008 BETWEEN UNUM GROUP AND DEUTSCHE BANK AG,

LONDON BRANCH FOR AN ACCELERATED SHARE REPURCHASE TRANSACTION

Deutsche Bank AG, London Branch Winchester house 1 Great Winchester St, London EC2N 2DB Telephone: 44 20 7545 8000

c/o Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005 Telephone: 212-250-5977 Facsimile: 212-797-8826

Internal Reference: [ ]

July 31, 2008

Unum Group (the “Issuer”)

1 Fountain Square

Chattanooga, TN 37402

Fixed Dollar Accelerated Share Repurchase Transaction –DBSI Reference No. [            ]

Dear Sir/Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between Deutsche Bank AG, London Branch, (“Deutsche”) and Issuer on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. This Confirmation constitutes the entire agreement and understanding of the parties with respect to the subject matter and terms of the Transaction and supersedes all prior or contemporaneous written and oral communications with respect thereto.

DEUTSCHE BANK AG IS NOT REGISTERED AS A BROKER DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934. DEUTSCHE BANK SECURITIES INC. (“DBSI”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THIS TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. AS SUCH, ALL DELIVERY OF FUNDS, ASSETS, NOTICES, DEMANDS AND COMMUNICATIONS OF ANY KIND RELATING TO THIS TRANSACTION BETWEEN DEUTSCHE AND ISSUER SHALL BE TRANSMITTED EXCLUSIVELY THROUGH DBSI. DEUTSCHE BANK AG ACTING THROUGH ITS LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, the terms of this Confirmation will govern. For purposes of the Equity Definitions, the Transaction shall be considered a Share Forward Transaction. Any reference to a currency shall have the meaning contained in Annex A to the 1998 ISDA FX and Currency Option Definitions, as published by ISDA.

1. This Confirmation evidences a complete and binding agreement between Deutsche and Issuer as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall be subject to an agreement (the

“Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”) as if Deutsche and Issuer had executed an agreement in such form without any Schedule. For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS:

Trade Date:	As specified in Schedule I

Buyer:	Issuer

Seller:	Deutsche

Shares:	Common Stock of Issuer (Ticker: UNM)

Number of Shares:	The number of Shares delivered in accordance with Physical Settlement below.

Forward Price:	A price per Share (as determined by the Calculation Agent) equal to (i) the sum of the 10b-18 VWAP for each Trading Day during the Calculation Period divided by (ii) the number of Trading Days in the Calculation Period minus (iii) the Discount (as specified in Schedule I).

10b-18 VWAP:	For each Trading Day during the Calculation Period, a price per share (as determined by the Calculation Agent) equal to the volume-weighted average price of the Rule 10b-18 eligible trades in the Shares for the entirety of such Trading Day as determined by reference to the screen entitled “UNM.N <Equity> AQR SEC” or any successor page as reported by Bloomberg L.P. (without regard to pre-open or after hours trading outside of any regular trading session for such Trading Day or block trades (as defined in Rule 10b-18(b)(5) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”)) on such Trading Day).

Calculation Period:	The period from and including the Prepayment Date to but excluding the relevant Valuation Date.

Trading Day:	Any Exchange Business Day that is not a Disrupted Day.

Initial Shares:	As specified in Schedule I

Initial Share Delivery Date:	The Prepayment Date. On the Initial Share Delivery Date, Seller shall deliver a number of Shares equal to the Initial Shares to Buyer in accordance with Section 9.4 of the Equity Definitions, with the Initial Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.

Prepayment:	Applicable

Prepayment Amount:	As specified in Schedule I

Adjustment Amount:	As specified in Schedule I

Prepayment Date:	August 4, 2008. On the Prepayment Date, Buyer shall pay to Seller the Prepayment Amount and the Adjustment Amount, if any.

Exchange:	New York Stock Exchange

Related Exchange:	The primary exchange on which options or futures on the relevant Shares are traded.

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by inserting the words “at any time on any Scheduled Trading Day during the Calculation Period or” after the word “material,” in the third line thereof.

Notwithstanding anything to the contrary in the Equity Definitions, if any Scheduled Trading Day in the Calculation Period is a Disrupted Day, the Calculation Agent shall have the option in its sole discretion either (i) to determine the weighting of each Rule 10b-18 eligible transaction in the Shares on the relevant Disrupted Day using its commercially reasonable judgment for purposes of calculating the Forward Price, as applicable, (ii) to elect to extend the Calculation Period by a number of Scheduled Trading Days equal to the number of Disrupted Days during the Calculation Period or (iii) to suspend the Calculation Period, as appropriate, until the circumstances giving rise to such suspension have ceased. For the avoidance of doubt, if Calculation Agent elects the option described in clause (i) above, then such Disrupted Day shall be deemed to be a Trading Day for purposes of calculating the Forward Price.

VALUATION:

Valuation Time:	The Scheduled Closing Time on the relevant Exchange

Valuation Date:	The earlier of (i) The Scheduled Valuation Date (as specified in Schedule I) and (ii) any date after the Lock-Out Date (as specified in Schedule I) specified by Deutsche to Issuer by 9:00pm EST on such date as a Valuation Date, in each case, subject to extension in accordance with “Market Disruption Event” above or Section 9 or Section 10 below; provided, however, that if a Valuation Date occurs pursuant to clause (ii) above, then (A) the Calculation Period for this Transaction (or portion thereof) shall be deemed to end as of the Trading Day immediately preceding the relevant Valuation Date and (B) Deutsche shall have the right to specify a Valuation Date with respect to any portion of this Transaction as it selects (any such Valuation Date on a portion of this Transaction for less than the full Prepayment Amount, a “Partial Acceleration Date”); provided, however, that Deutsche can elect no more than three Partial Acceleration Dates during the term of this Transaction.

In the case of a Partial Acceleration Date, Deutsche shall specify in its notice to Issuer designating a Valuation Date in connection with a Partial Acceleration Date the percentage of the Prepayment Amount that is subject to such Valuation Date and Calculation Agent shall adjust all terms of this Transaction as it deems reasonable in order to take into account the occurrence of any Partial Acceleration Date (including cumulative adjustments to take into account all Partial Acceleration Dates that occur during the term of this Transaction).

On each Valuation Date, Calculation Agent shall calculate the Settlement Amount.

SETTLEMENT TERMS:

Physical Settlement:	Applicable.

On the Settlement Date, Seller shall deliver to Buyer a number of Shares equal to (a) (i) the Prepayment Amount divided by (ii) the Forward Price as determined on each Valuation Date, minus (b) the Initial Shares (such number of Shares, the “Settlement Amount”), rounded to the nearest whole number of Shares; provided, however, that if the Settlement Amount is less than zero, then Buyer shall deliver to Seller a number of Shares equal to 100.25% of the absolute value of the Settlement Amount (such number of Shares, the “Payment Shares”); provided further, however if the Buyer chooses to deliver Payment Shares to the Seller, then the conditions set forth in Annex A attached hereto must be satisfied, delivery must be made pursuant to the provisions therein and the Buyer shall be deemed to have made the covenants and representations therein.

Notwithstanding the first proviso above, if the Settlement Amount is less than zero, Buyer may cash settle its obligation to deliver the Payment Shares by delivering to Seller a notice by no later than each Valuation Date electing to cash settle its obligation to deliver the Payment Shares. Any such cash settlement shall be effected in accordance with “Cash Settlement of Payment Shares” below.

For the avoidance of doubt, upon the date that (i) Buyer satisfies its obligation to deliver the Payment Shares to Seller in accordance with the terms of this provision or (ii) the Settlement Balance (as defined below) is reduced to zero in connection with cash settlement of Buyer’s obligation to deliver Payment Shares (as described under “Cash Settlement of Payment Shares” below), then Buyer shall have no further delivery or payment obligations under the terms of this Transaction and this Transaction shall be deemed to have been settled as of such date.

Any such payment and/or delivery shall be made through the relevant Clearance System(s) to the account(s) specified herein.

Settlement Currency:	USD

Settlement Date:	Three Exchange Business Days after each Valuation Date, or if such date is not a Clearance System Business Day or if there is a Settlement Disruption Event on such day, the immediately succeeding Clearance System Business Day on which there is no Settlement Disruption Event.

Cash Settlement of Payment Shares:	If Buyer elects to cash settle its obligation to deliver Payment Shares, then on each Valuation Date a balance (the “Settlement Balance”) shall be created with an initial balance equal to the absolute value of the Settlement Amount. On the Settlement Date, Buyer shall deliver to Seller a U.S. dollar amount equal to the Payment Shares multiplied by a price per Share as determined by the Calculation Agent in a commercially reasonable manner (such cash amount, the “Initial Cash Settlement Amount”). On the Exchange Business Day immediately following the delivery of the Initial Cash Settlement Amount, Seller shall begin purchasing Shares in a commercially reasonable manner (all such Shares purchased, “Cash Settlement Shares”). At the end of each Exchange Business Day on which Seller purchases Cash Settlement Shares, Seller shall reduce (i) the Settlement Balance by the number of Cash Settlement Shares purchased on such Exchange Business Day and (ii) the Initial Cash Settlement Amount by the aggregate purchase price (including commissions) of the Cash Settlement Shares on such Exchange Business Day. If, on any Exchange Business Day, the Initial Cash Settlement Amount is reduced to or below zero but the Settlement Balance is above zero, the Buyer shall (i) deliver to Seller or as directed by Seller on the next Exchange Business Day after such Exchange Business Day an additional U.S. dollar amount (an “Additional Cash Settlement Amount”) equal to the Settlement Balance as of such Exchange Business Day multiplied by a price per Share as determined by the Calculation Agent in a commercially reasonable manner. This provision shall be applied successively until the Settlement Balance is reduced to zero. On the Exchange Business Day that the Settlement Balance is reduced to zero, Seller shall return to Buyer any unused portion of the Initial Cash Settlement Amount or the Additional Cash Settlement Amount, as the case may be. For the avoidance of doubt, any purchases of Cash Settlement Shares contemplated by this paragraph shall be subject to Seller’s covenants in Section 11(b).

SHARE ADJUSTMENTS:

Potential Adjustment Event:	Notwithstanding anything to the contrary in Section 11.2(e) of the Equity Definitions, an Extraordinary Dividend shall not constitute a Potential Adjustment Event

Extraordinary Dividend:	For any fiscal quarter occurring (in whole or in part) during the period from and including the first day of the Calculation Period to and including the final Valuation Date, any dividend or distribution on the Shares with an ex-dividend date occurring during such fiscal quarter (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions) (a “Dividend”) that is either (i) a non-regularly scheduled Dividend or (ii) the amount or value of which (as determined by the Calculation Agent) exceeds the Ordinary Dividend Amount.

Ordinary Dividend Amount:	For any calendar quarter, USD 0.075

Method of Adjustment:	Calculation Agent Adjustment; provided that if Seller suspends trading in the Shares for all or any portion of a Trading Day within the Calculation Period, the suspension shall be treated as a Potential Adjustment Event subject to Calculation Agent Adjustment. In the case of a suspension pursuant to Section 10, the Calculation Agent shall make such adjustments prior to the period of suspension, if it is practical to do so. Otherwise, and in all cases of a suspension as contemplated under “Market Disruption Event” above, the Calculation Agent shall make such adjustments promptly following the period of suspension.

EXTRAORDINARY EVENTS:

Consequences of Merger Events:

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Cancellation and Payment on that portion of the Other Consideration that consists of cash; Modified Calculation Agent Adjustment on the remainder of the Other Consideration

Share-for-Combined:	Modified Calculation Agent Adjustment

Tender Offer:	Applicable

Consequences of Tender Offers:

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Modified Calculation Agent Adjustment

Share-for-Combined:	Modified Calculation Agent Adjustment

Composition of Combined Consideration:	Applicable

Consequences of Announcement Events:	Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions; provided that references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “Announcement Date.” An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable.

Announcement Event:	The occurrence of an Announcement Date in respect of a potential Merger Event or potential Tender Offer.

Announcement Date:	The date of the first public announcement in relation to a potential Merger Event or potential Tender Offer.

Provisions applicable to Merger Events and Tender Offers:	The consequences set forth opposite “Consequences of Merger Events” and “Consequences of Tender Offers” above shall apply regardless of whether a particular Merger Event or Tender Offer relates to an Announcement Date for which an adjustment has been made pursuant to Consequences of Announcement Events, without duplication of any such adjustment.

Nationalization, Insolvency or Delisting:	Cancellation and Payment provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed or re-traded on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed or re-traded on any such exchange, such exchange shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (ii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:	Applicable

Insolvency Filing:	Applicable

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable

Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	100bps

Increased Cost of Stock Borrow:	Applicable

Initial Stock Loan Rate:	25bps

Determining Party:	For all Extraordinary Events, Deutsche

Hedging Party:	For all Additional Disruption Events, Deutsche

Non-Reliance:	Applicable

AGREEMENTS AND ACKNOWLEDGMENTS:

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:                          Applicable

3. Calculation Agent:                                Deutsche

4. Account Details:

Account for Payments to Deutsche:                                       To be provided separately

Account for Payments to Issuer:                                             To be provided by Issuer

5. Certain Amendments

(a) Nationalization or Insolvency. The words “the Transaction will be cancelled,” in the first line of Section 12.6(c)(ii) are replaced with the words “Deutsche will have the right to cancel this Transaction,”.

(b) Additional Termination Event. The declaration of any Extraordinary Dividend by Issuer during the period from and including the Trade Date to but excluding the final Valuation Date shall constitute an Additional Termination Event with this Transaction as the only “Affected Transaction” and Issuer as the sole “Affected Party”. For the avoidance of doubt, the Early Settlement Payment or Deutsche Payment Amount (each as defined below) pursuant to an Early Termination of this Transaction occurring as a result of an Extraordinary Dividend shall not include the effect of such Extraordinary Dividend.

(c) For the avoidance of doubt, this Transaction shall be deemed to be a “Forward Transaction” for purposes of the Equity Definitions; provided, however, that Section 9.2 of the Equity Definitions shall be replaced in its entirety by the provisions under “Physical Settlement” above.

6. Certain Payments and Deliveries by Deutsche. Notwithstanding anything to the contrary herein, or in the Equity Definitions, if at any time (i) an Early Termination Date occurs and Deutsche would be required to make a payment pursuant to Sections 6(d) and 6(e) of the Agreement, (ii) a Tender Offer occurs and Deutsche would be required to make a payment pursuant to Sections 12.3 and 12.7 of the Equity Definitions, (iii) a Merger Event occurs and Deutsche would be required to make a payment pursuant to Sections 12.2 and 12.7 of the Equity Definitions, (iv) an Announcement Event occurs and Deutsche would be required to make a payment pursuant to Sections 12.3 of the Equity Definitions, (v) a Delisting or Insolvency occurs (except an Insolvency in which the proceeds to be paid to holders of Shares consist solely of cash) and Deutsche would be required to make a payment pursuant to Sections 12.6 and 12.7 of the Equity Definitions, or (vi) an Additional Disruption Event occurs and Deutsche would be required to make a payment pursuant to Sections 12.8 and 12.9 of the Equity Definitions, then Issuer shall have the option to require Deutsche to make such payment in cash or to settle such payment amount in Shares (any such payment described in Sections 6(i), (ii), (iii), (iv), (v) or (vi) above, an “Deutsche Payment Amount”). If Issuer elects for Deutsche to settle a Deutsche Payment Amount in Shares, then on the date such Deutsche Payment Amount is due, a Settlement Balance shall be established with an initial balance equal to the Deutsche Payment Amount. On such date, Deutsche shall in its discretion commence purchasing Shares for delivery to Issuer. At the end of each Trading Day on which Deutsche purchases Shares pursuant to this Section 6, Deutsche shall reduce the Settlement Balance by the amount paid by Deutsche to purchase the Shares purchased on such Trading Day. Deutsche shall deliver any Shares purchased on a Trading Day to Issuer on the third Exchange Business Day following the relevant Trading Day. Deutsche shall continue purchasing Shares until the Settlement Balance has been reduced to zero.

7. Certain Payments and Deliveries by Issuer. Notwithstanding anything to the contrary herein, or in the Equity Definitions, if at any time (i) an Early Termination Date occurs and Issuer would be required to make a payment pursuant to Sections 6(d) and 6(e) of the Agreement, (ii) a Tender Offer occurs and Issuer would be required to make a payment pursuant to Sections 12.3 and 12.7 of the Equity Definitions, (iii) a Merger Event occurs and Issuer would be required to make a payment pursuant to Sections 12.2 and 12.7 of the Equity Definitions, (iv) an Announcement Event occurs and Issuer would be required to make a payment pursuant to Sections 12.3 of the Equity Definitions, (v) a Delisting or Insolvency occurs (except an Insolvency in which the proceeds to be paid to holders of Shares consist solely of cash) and Issuer would be required to make a payment pursuant to Sections 12.6 and 12.7 of the Equity Definitions, or (vi) an Additional Disruption Event occurs and Issuer would be required to make a payment pursuant to Sections 12.8 and 12.9 of the Equity Definitions (any such payment described in Sections 7(i), (ii), (iii), (iv), (v) or (vi) above, an “Early Settlement Payment”), then Issuer shall have the option, in lieu of making such cash payment, to settle its payment obligations under Sections 7(i), (ii), (iii), (iv), (v) or (vi) above in Shares (such Shares, the “Early Settlement Shares”). In order to elect to deliver Early Settlement Shares, (i) Issuer must notify Deutsche of its election by no later than 4 p.m. EST on the date that is three Exchange Business Days before the date that the Early Settlement Payment is due, (ii) must specify whether such Early Settlement Shares are to be sold by means of a registered offering or by means of a private placement and (iii) the conditions described in Section 8 below must be satisfied on each day Early Settlement Shares are to be sold by Seller in connection with Buyer’s election to deliver Early Settlement Shares in connection with the settlement of an Early Settlement Payment.

8. Conditions to Delivery of Early Settlement Shares.

Issuer may only deliver Early Settlement Shares and Make-Whole Shares (as defined below) subject to satisfaction of the following conditions:

(a) If Issuer timely elects to deliver Early Settlement Shares and Make-Whole Shares by means of a registered offering, the following provisions shall apply:

(i) On the later of (A) the Trading Day following the Issuer’s election to deliver Early Settlement Shares and any Make-Whole Shares by means of a registered offering (the “Registration Notice Date”), and (B) the date on which the Registration Statement is declared effective by the SEC or becomes effective (the “Registered Share Delivery Date”), the Issuer shall deliver to Deutsche a number of Early Settlement Shares equal to the quotient of (I) the relevant Early Settlement Payment divided by (II) a price per Share as reasonably determined by the Calculation Agent.

(ii) Promptly following the Registration Notice Date, the Issuer shall file with the SEC a registration statement (“Registration Statement”) covering the public resale by Deutsche of the Early Settlement Shares and any Make-Whole Shares (collectively, the “Registered Securities”) on a continuous or delayed basis pursuant to Rule 415 (or any similar or successor rule), if available, under the Securities Act; provided that no such filing shall be required pursuant to this paragraph (ii) if the Issuer shall have filed a similar registration statement with unused capacity at least equal to the relevant Early Settlement Payment and such registration statement has become effective or been declared effective by the SEC on or prior to the Registration Notice Date and no stop order is in effect with respect to such registration statement as of the Registration Notice Date. The Issuer shall use its best efforts to file an automatic shelf registration statement or have the Registration Statement declared effective by the SEC as promptly as possible. The Issuer will use its best efforts to cover the resale of the Payment Shares in accordance with customary resale registration procedures, including covenants, conditions, representations, underwriting discounts (if applicable), commissions (if applicable), indemnities, due diligence rights, opinions and certificates and such other documentation as is customary for equity resale underwriting agreements, all reasonably acceptable to Deutsche.

(iii) Promptly following the Registration Notice Date, the Issuer shall afford Deutsche a reasonable opportunity to conduct a due diligence investigation with respect to the Issuer customary in scope for underwritten offerings of equity securities (including, without limitation, the availability of senior management to respond to questions regarding the business and financial condition of the Issuer and the right to have made available to Deutsche for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by Deutsche), and Deutsche shall be satisfied in all material respects with the results of such due diligence investigation of the Issuer. For the avoidance of doubt, the Issuer shall not have the right to deliver Shares pursuant to this Section 8(a) (and the conditions to delivery of Early Settlement Shares specified in this Section 8(a) shall not be satisfied) until Deutsche is satisfied in all material respects with the results of such due diligence investigation of the Issuer.

(iv) From the effectiveness of the Registration Statement until all Registered Securities have been sold by Deutsche, the Issuer shall, at the request of Deutsche, make available to Deutsche a printed prospectus relating to the Registered Securities in form and substance (including, without limitation, any sections describing the plan of distribution) satisfactory to Deutsche (a “Prospectus”, which term shall include any prospectus supplement thereto), in such quantities as Morgan shall reasonably request.

(v) The Issuer shall use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the lifting thereof as soon thereafter as is possible. If the Registration Statement, the Prospectus or any document incorporated therein by reference contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading, the Issuer shall as promptly as practicable file any required document and prepare and furnish to Deutsche a reasonable number of copies of such supplement or amendment thereto as may be necessary so that the Prospectus, as thereafter delivered to the purchasers of the Registered Securities will not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

(vi) On or prior to the Registered Share Delivery Date, the Issuer shall enter into an agreement (a “Transfer Agreement”) with Deutsche (or any affiliate of Deutsche designated by Deutsche) in connection with the public resale of the Registered Securities, substantially similar to underwriting agreements customary for underwritten offerings of equity securities, in form and substance satisfactory to Deutsche (or such affiliate), which Transfer Agreement shall (without limitation of the foregoing):

(A) contain provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, Deutsche and its affiliates,

(B) provide for delivery to Deutsche (or such affiliate) of customary opinions (including, without limitation, accounting comfort letters, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Registered Securities and the lack of material misstatements and omissions in the Registration Statement, the Prospectus and the Issuer’s filings under the Exchange Act of 1934, as amended and modified (the “Exchange Act”)); and

(C) provide for the payment by the Issuer of all fees and expenses in connection with such resale, including all registration costs and all fees and expenses of counsel for Deutsche (or such affiliate).

(vii) On the Registered Share Delivery Date, a balance (the “Settlement Balance”) shall be established with an initial balance equal to the applicable amount of the relevant Early Settlement Payment. Following the delivery of Early Settlement Shares or any Make-Whole Shares, Seller shall sell all such Early Settlement Shares or Make-Whole Shares in a commercially reasonable manner.

(viii) At the end of each day upon which sales have been made, the Settlement Balance shall be (A) reduced by an amount equal to the aggregate proceeds received by Deutsche upon settlement of the sale of such Share, and (B) increased by an amount (as determined by the Calculation Agent in a commercially reasonable manner) equal to Deutsche’s funding cost with respect to the then-current Settlement Balance as of the close of business on such day.

(ix) If, on any date, the Settlement Balance has been reduced to zero but not all of the Early Settlement Shares have been sold, no additional Early Settlement Shares shall be sold and Deutsche shall promptly deliver to the Issuer (A) any remaining Early Settlement Shares and (B) if the Settlement Balance has been reduced to an amount less than zero, an amount in cash equal to the absolute value of the then-current Settlement Balance.

(x) If, on any date, all of the Early Settlement Shares have been sold and the Settlement Balance has not been reduced to zero, the Issuer shall promptly deliver to Deutsche an additional number of Shares (“Make-Whole Shares”) equal to (A) the Settlement Balance as of such date divided by (B) the price per Share as determined by the Calculation Agent in a commercially reasonable manner. This clause (x) shall be applied successively until the Settlement Balance is reduced to zero.

(xi) If at any time the number of Shares covered by the Registration Statement is less than the number of Registered Securities required to be delivered pursuant to this Section 8(a), the Issuer shall, at the request of Deutsche, file additional registration statement(s) to register the sale of all Registered Securities required to be delivered to Deutsche.

(xii) The Issuer shall cooperate with Deutsche and use its reasonable best efforts to take any other action necessary to effect the intent of the provisions set forth in this Section 8(a).

(b) If Issuer timely elects to deliver Early Settlement Shares and Make-Whole Shares by means of a private placement, the following provisions shall apply:

(i) all Early Settlement Shares and Make-Whole Shares shall be delivered to the Seller (or any affiliate of the Seller designated by the Seller) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof;

(ii) Seller and any potential purchaser of any such Shares from the Seller (or any affiliate of the Seller designated by the Seller) identified by Seller shall have been afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Issuer customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them) and Buyer shall not disclose material non-public information in connection with such due diligence investigation; and

(iii) an agreement (a “Private Placement Agreement”) shall have been entered into between Issuer and the Seller (or any affiliate of the Seller designated by the Seller) in connection with the private placement of such Shares by Issuer to the Seller (or any such affiliate) and the private resale of such Shares by the Seller (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to the Seller and the Issuer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, the Seller and its affiliates, and shall provide for the payment by Issuer of all fees and expenses in connection with such resale, including all reasonable fees and expenses of one counsel for the Seller but not including any underwriter or broker discounts and commissions, and shall contain representations, warranties and agreements of Issuer and Seller reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales.

(iv) If Issuer elects to deliver Early Settlement Shares to satisfy its payment obligation of an Early Settlement Payment, neither Issuer nor Seller shall take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(2) of the Securities Act for the sale of any Early Settlement Shares or Make-Whole Shares by Issuer to the Seller or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Early Settlement Shares and Make-Whole Shares by the Seller.

(v) On the date requested by Deutsche, (A) Issuer shall deliver a number of Early Settlement Shares equal to the quotient of (I) the relevant Early Settlement Payment divided by (II) a per share value, determined by Deutsche in a commercially reasonable manner and which may be based on indicative bids from institutional “accredited investors” (as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) and (B) the provisions of Sections 8(a)(vii) –(x) shall apply to the Early Settlement Shares delivered pursuant to this Section 8(b)(v). For purposes of applying the foregoing, the Registered Share Delivery Date referred to in 8(a)(vii) shall be the date on which Issuer delivers the Early Settlement Shares.

(c) The provisions of Section 8(b) shall apply to any then-current Settlement Balance if (i) on any given day, Issuer cannot satisfy any of the conditions of Section 8(a) or (ii) for a period of at least ten (10) consecutive Exchange Business Days, Deutsche has determined that it is inadvisable to effect sales of Registered Securities.

(d) If Issuer elects to deliver Early Settlement Shares to satisfy its payment obligation of an Early Settlement Payment, then, if necessary, Issuer shall use its best efforts to cause the number of authorized but unissued Shares of Common Stock to be increased to an amount sufficient to permit Issuer to fulfill its obligations to satisfy its payment obligation of an Early Settlement Payment by delivering Early Settlement Shares.

9. Special Provisions for Merger Events.

Notwithstanding anything to the contrary herein or in the Equity Definitions, to the extent that an Announcement Date for a potential Merger Transaction occurs during the term of this Transaction and such Announcement Date does not cause this Transaction to terminate in whole under the provisions of “Extraordinary Event” in paragraph 2 above:

(a) As soon as practicable following the public announcement of such potential Merger Transaction, Issuer shall provide Deutsche with written notice of such announcement;

(b) Promptly after request from Deutsche, Issuer shall provide Deutsche with written notice specifying (i) Issuer’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the Announcement Date that were not effected through Deutsche or its affiliates and (ii) the number of Shares purchased pursuant to the block purchase proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the Announcement Date. Such written notice shall be deemed to be a certification by Issuer to Deutsche that such information is true and correct. Issuer understands that Deutsche will use this information in calculating the trading volume for purposes of Rule 10b-18. In addition, to the extent any of the following activities occur, Issuer shall promptly notify Deutsche of the earlier to occur of the completion such potential Merger Transaction and the completion of the vote by target shareholders; and

(c) Deutsche in its sole commercially reasonable discretion may extend the Calculation Period to account for any reduction in the number of Shares that could be purchased on each day during the Calculation Period in compliance with Rule 10b-18 following the Announcement Date.

“Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization of Issuer as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

10. Seller Adjustments.

In the event that Seller reasonably determines that it is appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Seller, and including, without limitation, Rule 10b-18, Rule 10b-5, Regulation 13D-G and Regulation 14E, “Requirements”), for Seller to refrain from purchasing Shares or to purchase fewer than the number of Shares Seller would otherwise purchase on any Trading Day during the duration of this Transaction (it being acknowledged by Buyer that Seller may effect hedging transactions as a result of which the counterparty of such hedging transaction may purchase Shares in lieu of Seller, and that such counterparty may reduce or refrain from purchases under like circumstances), then Seller may, in its discretion, elect that Calculation Period be suspended and, if appropriate, extended with regard to any Requirements. Seller shall notify the Issuer upon the exercise of Seller’s rights pursuant to this Section 10 and shall subsequently notify the Issuer on the day Seller believes that the circumstances giving rise to such exercise have changed. If the Calculation Period is suspended pursuant to this Section 10, at the end of such suspension Seller shall determine the number of Trading Days remaining in the Calculation Period, as appropriate, and the terms of this Transaction shall be adjusted as set forth above under “Physical Settlement.”

11. Covenants. The Buyer covenants and agrees:

(i)(A) that it will not treat this Transaction, any portion hereof, or any obligation hereunder as giving rise to any interest income or other inclusions of ordinary income; (B) it will not treat the delivery of any portion of the Shares or cash to be delivered pursuant to this Transaction as the payment of interest or ordinary income; (C) it will treat this Transaction in its entirety as a forward contract for the delivery of such Shares or cash; and (D) it will not take any action (including filing any tax return or form or taking any position in any tax proceeding) that is inconsistent with the obligations contained in (A) through (C). Notwithstanding the preceding sentence, Buyer may take any action or position required by law, provided that Buyer delivers to Seller an unqualified opinion of counsel, nationally recognized as expert in Federal tax matters and acceptable to Buyer, to the effect that such action or position is required by a statutory change or a Treasury regulation or applicable court decision published after the Trade Date;

(ii) that during the term of this Agreement, neither it nor any of its affiliates or affiliated purchasers (each as defined in Rule 10b-18 under the Exchange Act) shall directly or indirectly take any action that would cause the purchase by Seller (or by any counterparty of Deutsche engaging in purchases of Shares under a hedging transaction in connection with the Transaction) of any Shares in connection with this Agreement not to comply with Rule 10b-18 under the Exchange Act (assuming for the purposes of this paragraph that such Rule were otherwise applicable to such purchases);

(iii) to comply with all laws, rules and regulations applicable to it (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act) in connection with the transactions contemplated by this Confirmation;

(iv) that it is not relying, and has not relied, upon Seller or any of its representatives or advisors with respect to the legal, accounting, tax or other implications of this Agreement and that it has conducted its own analyses of the legal, accounting, tax and other implications of this Agreement, and that Seller and its affiliates may from time to time effect transactions for their own account or the account of customers and hold positions in securities or options on securities of the Buyer and that Seller and its affiliates may continue to conduct such transactions during the term of this Agreement;

(v) that neither it nor any affiliates shall take any action that would cause Regulation M under the Exchange Act (“Regulation M”), to be applicable to any purchases of Shares, or any security for which Shares is a reference security (as defined in Regulation M), by Buyer or any affiliated purchasers (as defined in Regulation M) (or by any counterparty of Deutsche engaging in purchases of Shares under a hedging transaction in connection with the Transaction, or its affiliated purchasers) during the Calculation Period; and

(vi) that it shall announce any Extraordinary Dividend at least 30 calendar days prior to the record date for such Extraordinary Dividend.

12. Representations, Warranties and Acknowledgments.

(a) Each of Deutsche and Issuer represents and warrants to the other party that:

(i) Commodity Exchange Act. It is an “eligible contract participant” within the meaning of Section 1a(12) of the U.S. Commodity Exchange Act, as amended (the “CEA”), this Transaction has been subject to individual negotiation by the parties, and this Transaction has been executed or traded on a “trading facility” as defined in Section 1a(33) of the CEA;

(ii) Securities Act. It is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”); and

(iii) ERISA. The assets used in the Transaction (1) are not assets of any “plan” (as such term is defined in Section 4975 of the Internal Revenue Code (the “Code”)) subject to Section 4975 of the Code or any “employee benefit plan” (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to Title I of ERISA, and (2) do not constitute “plan assets” within the meaning of Department of Labor Regulation 2510.3-101, 29 CFR Section 2510-3-101.

(b) The parties intend that this Transaction constitute a binding contract for the purchase of Shares by Buyer within the meaning of Rule 10b5-1(c)(1)(i)(A)(1) under the Exchange Act. This Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Buyer shall take no action that results in this Transaction not so complying with such requirements. Accordingly:

(i) Buyer acknowledges and agrees that (x) any purchases or sales made by Deutsche in respect of this Transaction shall be made at Deutsche’s sole discretion and for Deutsche’s own account and (y) Buyer does not have, and shall not attempt to exercise, any influence over how, when or whether to make such purchases or sales, including, without limitation, the price paid or received per Share pursuant to such purchases or sales or whether such purchases or sales are made on any securities exchange or privately.

(ii) Buyer acknowledges and agrees that it is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act. Buyer also acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no amendment, modification or waiver shall be made at any time at which Buyer or any officer or director of Buyer is aware of any material nonpublic information regarding Buyer or the Shares.

(iii) Buyer agrees not to alter or deviate from the terms of this Agreement or enter into or alter a corresponding or hedging transaction or position with respect to the Shares (including, without limitation, with respect to any securities convertible or exchangeable into the Shares) during the term of this Agreement

(c) The Buyer hereby represents and warrants to Seller that:

(i) as of the date hereof, the Buyer is not in possession of any material, non-public information with respect to the Buyer or any of its securities, and is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 of the Exchange Act;

(ii) the Transaction is consistent with, and has been entered into by it pursuant to, appropriate board resolutions (or its equivalent), which authorize it to engage in a stock repurchase program (which encompasses engaging in accelerated share repurchase transactions) in respect of the Shares, which stock repurchase program has been publicly announced prior to the Trade Date. Prior to the date hereof, Issuer has delivered to Deutsche a resolution of Issuer’s board of directors authorizing the Transaction and such other certificate or certificates as Deutsche has reasonably requested.

(iii) the Buyer is not entering into this Agreement to facilitate a distribution of the Shares (or any security convertible into or exchangeable for Shares) or in connection with a future issuance of securities except pursuant to the Buyer’s employee benefit plans and dividend reinvestment plan or other publicly disclosed transaction;

(iv) the Buyer is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress the price of the Shares (or any security convertible into or exchangeable for Shares); and

(v) the Buyer is as of the date hereof, and after giving effect to the transactions contemplated hereby will be, Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (A) the present fair market value (or present fair saleable value) of the assets of the Buyer is not less than the total amount required to pay the liabilities of the Buyer on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) the Buyer is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming consummation of the transactions as contemplated by this Agreement, the Buyer is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (D) the Buyer is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Buyer is engaged and (E) the Buyer is not a defendant in any civil action that could reasonably be expected to result in a judgment that Buyer is or would become unable to satisfy.

(vi) the Buyer is not and, after giving effect to this Transaction, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vii) the Buyer’s filings with the Securities and Exchange Commission pursuant to the 1934 Act, as such filings are amended and supplemented to the Trade Date, do not, as of the Trade Date, contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements therein not misleading, and the Buyer acknowledges and agrees that it has not provided Deutsche with any material nonpublic information in connection with this Transaction.

(d) Seller and the Buyer each hereby acknowledges that any transactions by Seller in the Shares will be undertaken by Seller, as the case may be, as principal for its own account. All of the actions to be taken by Seller in connection with this Agreement, shall be taken by Seller independently and without any advance or subsequent consultation with the Buyer.

13. Acknowledgements of Buyer Regarding Hedging and Market Activity. Buyer agrees, understands and acknowledges that:

(a) during the period from (and including) the Trade Date to (and including) the Settlement Date, Seller and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the transactions contemplated by this Transaction;

(b) Seller and its affiliates also may be active in the market for the Shares other than in connection with hedging activities in relation to the transactions contemplated by this Transaction;

(c) Seller shall make its own determination as to whether, when and in what manner any hedging or market activities in the Issuer’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to 10b-18 VWAP; and

(d) any market activities of Seller and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the 10b-18 VWAP, each in a manner that may be adverse to Buyer.

14. Indemnification.

(a) In the event that Seller becomes involved in any capacity in any action, proceeding or investigation brought by or against any person in connection with any matter referred to in this Agreement, the Buyer will reimburse Seller for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Buyer also will indemnify and hold Seller harmless against any losses, claims, damages or liabilities to which it may become subject in connection with any matter referred to in this Agreement, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Seller in effecting the transactions which are the subject of this Agreement; provided, however, that if it is determined by a court of competent jurisdiction in a final judgment that Seller is not entitled to be indemnified hereunder in connection with such matter, then Seller shall reimburse the Buyer for any expenses paid pursuant to the first sentence of this Section 14. If for any reason the foregoing indemnification is unavailable to Seller or insufficient to hold it harmless, then the Buyer shall contribute to the amount paid or payable by Seller as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Buyer on one hand and Seller on the other hand with respect to such loss, claim, damage, or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Buyer under this Section 14 shall be in addition to any liability which the Buyer may otherwise have, shall extend upon the same terms and conditions to any affiliate of Seller and the partners, directors, officers, agents, employees and controlling persons (if any), as the case may be, of Seller and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Buyer, Seller, any such affiliate and any such person. The Buyer also agrees that neither Seller nor any of such affiliates, partners, directors, officers, agents, employees or controlling persons shall have any liability to the Buyer for or in connection with any matter referred to in this Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Buyer result from the gross negligence or bad faith of Seller in effecting the transactions that are the subject of this Agreement. The foregoing provisions shall survive any termination or completion of this Agreement. For the purposes of this Section 14, the term “Seller” shall include Deutsche and its affiliates.

(b) Subject to Section 14(c), the reimbursement, indemnity and contribution obligations of the Buyer under Section 14(a) (each, an “Obligation”) shall be paid promptly in cash.

(c) In connection with any Obligation under Section 14(b) above, the Buyer, in lieu of making any cash payment as contemplated by that section, may elect to satisfy such Obligation by delivering Shares to Seller (such Shares, the “Indemnity Shares”) by notifying Seller of such election within one Trading Day of being informed by Seller that such Obligation is due and payable. The provisions of “Certain Payments and Deliveries by Issuer” in Section 7 above shall apply to such a share settlement of an Obligation as if the relevant Obligation was the “Early Settlement Payment” and the Indemnity Shares were “Early Settlement Shares”. In order to elect to deliver Indemnity Shares, Issuer must (i) specify whether such Indemnity Shares are to be sold by means of a registered offering or by means of a private placement and (ii) the conditions described in Section 8 above must be satisfied as if the Indemnity Shares were “Early Settlement Shares” and any additional Shares Issuer delivers to reduce the settlement balance to zero in connection with this Section 14 were “Make-Whole Shares”.

15. The parties hereto intend as follows: (A) Deutsche is a “financial institution,” a “swap participant” and a “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of the United States Bankruptcy Code (the “Bankruptcy Code”) and (B) this Confirmation is (i) a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “settlement payment” within the meaning of Sections 362 and 546 of the Bankruptcy Code and any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transaction is a “margin payment” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “transfer” and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code. Deutsche is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(o), 546(e), 546(g), 555, 560 and 561 of the Bankruptcy Code.

16. Seller and Issuer hereby agree and acknowledge that Seller has authorized the Issuer to disclose this Transaction to any and all persons, and there are no express or implied agreements, arrangements or understandings to the contrary, and authorizes the Issuer to use any information that the Issuer receives or has received with respect to this Transaction in any manner.

17. Treatment in Bankruptcy; No Setoff; No Collateral.

(a) In the event the Buyer becomes the subject of proceedings (“Bankruptcy Proceedings”) under the U.S. Bankruptcy Code or any other applicable bankruptcy or insolvency statute from time to time in effect, any rights or claims of Seller hereunder in respect of this transaction shall rank for all purposes no higher than, but on a parity with, the rights or claims of holders of Shares, and Seller hereby agrees that its rights and claims hereunder shall be subordinated to those of all parties with claims or rights against the Buyer (other than common stockholders) to the extent necessary to assure such ranking. Without limiting the generality of the foregoing, after the commencement of Bankruptcy Proceedings, the claims of Seller hereunder shall for all purposes have rights equivalent to the rights of a holder of a percentage of the Shares equal to the aggregate amount of such claims (the “Claim Amount”) taken as a percentage of the sum of (i) the Claim Amount and (ii) the aggregate fair market value of all outstanding Shares on the record date for distributions made to the holders of such Shares in the related Bankruptcy Proceedings. Notwithstanding any right it might otherwise have to assert a higher priority claim in any such Bankruptcy Proceedings, Seller shall be entitled to receive a distribution solely to the extent and only in the form that a holder of such percentage of the Shares would be entitled to receive in such Bankruptcy Proceedings, and, from and after the commencement of such Bankruptcy Proceedings, Seller expressly waives (i) any other rights or distributions to which it might otherwise be entitled in such Bankruptcy Proceedings in respect of its rights and claims hereunder and (ii) any rights of setoff it might otherwise be entitled to assert in respect of such rights and claims.

(b) Notwithstanding any provision of this Agreement or any other agreement between the parties to the contrary, neither the obligations of the Buyer nor the obligations of Seller hereunder are secured by any collateral, security interest, pledge or lien.

(c) Notwithstanding any provision of this Agreement or any other agreement between the parties to the contrary, the contract shall not be netted with or against any other contract between Buyer and Seller unless such contract is classified in shareholder’s equity under U.S. GAAP.

18. Share Cap. Notwithstanding any other provision of this Agreement to the contrary, in no event shall the Buyer be required to deliver to Seller a number of Shares that exceeds the Share Cap (as specified in Schedule I), subject to reduction by the number of Shares delivered hereunder by the Buyer on any prior date.

19. If Issuer would be obligated to pay cash (other than in respect of the Prepayment Amount to be paid on the Prepayment Date) to Deutsche (a “General Obligation”) or receive cash from Deutsche pursuant to the terms of this Confirmation or the Agreement for any reason (including any Extraordinary Event or any condition giving rise to an Early Termination Date under the Agreement) (unless the consideration or proceeds received by holders of Shares in such event or condition consists solely of cash) without having had the right (other than pursuant to this paragraph) to elect to deliver Shares or receive Shares, as the case may be, in satisfaction of such payment obligation or right, then Issuer may elect that Issuer deliver to Deutsche or receive from Deutsche, as the case may be, a number of Shares (such Shares “General Obligation Shares”) having an equivalent value (such number of Shares to be delivered to be determined by the Calculation Agent acting in a commercially reasonably manner and taking into account relevant factors, including whether or not the Shares are subject to legal or other restrictions on transfer or acquisition and the costs and expenses associated with disposing of or acquiring such Shares). Settlement relating to any delivery of Shares pursuant to this paragraph shall occur within a reasonable period of time. To the extent the Issuer elects to deliver Shares to Deutsche pursuant to this provision, the provisions of “Certain Payments and Deliveries by Issuer” in Section 7 above shall apply to such a share settlement of a General Obligation as if the relevant General Obligation was the “Early Settlement Payment” and the General Obligation Shares were “Early Settlement Shares”. In order to elect to deliver Shares pursuant to this provision, Issuer must (i) specify whether such Shares are to be sold by means of a registered offering or by means of a private placement and (ii) the conditions described in Section 8 above must be satisfied as if the Shares were “Early Settlement Shares” and any additional Shares Issuer delivers to reduce the settlement balance to zero in connection with this Section 14 were “Make-Whole Shares”.

20. Designation by Deutsche. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Deutsche to purchase, sell, receive or deliver any Shares or other securities to or from Buyer, Deutsche may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Deutsche’s obligations in respect of the Transaction and any such designee may assume such obligations. Deutsche shall be discharged of its obligations to Buyer to the extent of any such performance.

21. Recording. Each party (x) consents to the recording of the telephone conversations of trading and marketing and/or other personnel of the parties and their Affiliates in connection with this Confirmation, the Agreement or any potential Transaction; (y) agrees to obtain any necessary consent of and give notice of such recording to such personnel of such party and such party’s Affiliates; and (z) agrees that recordings may be submitted in evidence in any proceedings relating to this Confirmation or the Agreement.

22. Waiver of Trial by Jury. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONFIRMATION, THE SUPPLEMENTAL CONFIRMATION, THE AGREEMENT OR ANY TRANSACTION.

23. Governing Law. THE AGREEMENT, THIS CONFIRMATION AND THE SUPPLEMENTAL CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

THIS MESSAGE WILL BE THE ONLY FORM OF CONFIRMATION DISPATCHED BY US. PLEASE EXECUTE AND RETURN IT BY FACSIMILE IMMEDIATELY TO FAX NUMBER +44 207 541 4913. IF YOU WISH TO EXCHANGE HARD COPY FORMS OF THIS CONFIRMATION PLEASE CONTACT US.

[SIGNATURES ON NEXT PAGE]

Please confirm that the foregoing correctly sets forth the terms of our agreement by sending to us a letter or telex substantially similar to this facsimile, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms. Deutsche will make the time of execution of the Transaction available upon request.

Deutsche is regulated by the Financial Services Authority.

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Lars Kestner
Name: Title:	Lars Kestner Attorney-in-Fact

By:	/s/ Ignacio Arnaubru
Name: Title:	Ignacio Arnaubru Attorney-in-Fact

DEUTSCHE BANK SECURITIES INC., acting solely as Agent in connection with the Transaction

By:	/s/ Paul Maley
Name: Title:	Paul Maley Director

By:	/s/ John Ripley
Name: Title:	John Ripley Managing Director

Confirmed and Acknowledged as of the date first above written:

UNUM GROUP

By:	/s/ Kevin A. McMahon
Name: Title:	Kevin A. McMahon Treasurer

Schedule I

This Schedule I, dated July 31, 2008 may be amended and/or superseded from time to time by mutual agreement of both parties. For the purposes of this Transaction, the following terms shall have the following values/meanings:

1. The Trade Date shall be July 31, 2008

2. The Discount equals ***.

3. The Initial Shares equal 12,500,000.

4. The Prepayment Amount equals USD 350,000,000.

5. The Adjustment Amount equals ***.

6. The Scheduled Valuation Date shall mean December 12, 2008.

7. The Lock-Out Date shall mean September 30, 2008.

8. The Share Cap shall equal the lesser of (i) 34,000,000 million Shares and (ii) 20% of the total number of Shares that Issuer has outstanding as of any day.

AGREED AND ACKNOWLEDGED (as of the date listed above)

UNUM GROUP

By:	/s/ Kevin A. McMahon
Name: Title:	Kevin A. McMahon Treasurer

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Lars Kestner
Name: Title:	Lars Kestner Attorney-in-Fact

By:	/s/ Ignacio Arnaubru
Name: Title:	Ignacio Arnaubru Attorney-in-Fact

DEUTSCHE BANK SECURITIES INC., acting solely as Agent in connection with the Transaction

By:	/s/ Paul Maley
Name: Title:	Paul Maley Director

By:	/s/ John Ripley
Name: Title:	John Ripley Managing Director

Annex A

If the Issuer chooses to deliver Payment Shares pursuant to the terms of Physical Settlement in the Confirmation (i) Issuer must notify Deutsche of its election by no later than 4 p.m. EST on the date that is two Exchange Business Days before the Settlement Date, and (ii) the conditions described below must be satisfied on each day Payment Shares are to be sold by Seller in connection with Buyer’s election to deliver Payment Shares in connection with the terms of Physical Settlement. The parties agree that the Settlement Date may be postponed as necessary to accommodate the conditions below.

Issuer may only deliver Payment Shares and Settlement Make-Whole Shares (as defined below) subject to satisfaction of the following conditions:

Issuer shall use its best efforts to cause the number of authorized but unissued Shares of Common Stock to be increased to an amount sufficient to permit Issuer to fulfill its obligations to deliver Payment Shares or satisfy its payment obligation of a Private Settlement Balance, as applicable.

Registered Settlement

If Issuer timely elects to deliver Payment Shares by means of a registered offering, the following provisions shall apply:

(i) On the later of (A) the Trading Day following the Issuer’s election to deliver Payment Shares by means of a registered offering (the “Registration Settlement Notice Date”), and (B) the date on which the Settlement Registration Statement is declared effective by the SEC or becomes effective (the “Registered Settlement Share Delivery Date”), the Issuer shall deliver to Deutsche a number of Payment Shares determined pursuant to the Physical Settlement provision in the Confirmation, subject to the other requirements of this Registration Settlement provision.

(ii) Promptly following the Registration Settlement Notice Date, the Issuer shall file with the SEC a registration statement (“Settlement Registration Statement”) covering the public resale by Deutsche of the Payment Shares on a continuous or delayed basis pursuant to Rule 415 (or any similar or successor rule), if available, under the Securities Act of 1933, as amended (the “Securities Act”); provided that no such filing shall be required pursuant to this paragraph (ii) if the Issuer shall have filed a similar registration statement with unused capacity at least equal to the number of Payment Shares and such registration statement has become effective or been declared effective by the SEC on or prior to the Registration Settlement Notice Date and no stop order is in effect with respect to such registration statement as of the Registration Settlement Notice Date. The Issuer shall use its best efforts to file an automatic shelf registration statement or have the Settlement Registration Statement declared effective by the SEC as promptly as possible. The Issuer will use its best efforts to cover the resale of the Payment Shares in accordance with customary resale registration procedures, including covenants, conditions, representations, underwriting discounts (if applicable), commissions (if applicable), indemnities, due diligence rights, opinions and certificates and such other documentation as is customary for equity resale underwriting agreements, all reasonably acceptable to Deutsche.

(iii) Promptly following the Registration Settlement Notice Date, the Issuer shall afford Deutsche a reasonable opportunity to conduct a due diligence investigation with respect to the Issuer customary in scope for underwritten offerings of equity securities (including, without limitation, the availability of senior management to respond to questions regarding the business and financial condition of the Issuer and the right to have made available to Deutsche for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by Deutsche), and Deutsche shall be satisfied in all material respects with the results of such due diligence investigation of the Issuer. For the avoidance of doubt, the Issuer shall not have the right to deliver Shares pursuant to this Annex A (and the conditions to delivery of Payment Shares specified in this Registration Settlement section shall not be satisfied) until Deutsche is satisfied in all material respects with the results of such due diligence investigation of the Issuer.

(iv) From the effectiveness of the Settlement Registration Statement until all Payment Shares have been sold by Deutsche, the Issuer shall, at the request of Deutsche, make available to Deutsche a printed prospectus relating to the Payment Shares in form and substance (including, without limitation, any sections describing the plan of distribution) satisfactory to Deutsche (a “Settlement Prospectus”, which term shall include any prospectus supplement thereto), in such quantities as Deutsche shall reasonably request.

(v) The Issuer shall use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Settlement Registration Statement or of any order preventing or suspending the use of any Settlement Prospectus and, if any such order is issued, to obtain the lifting thereof as soon thereafter as is possible. If the Settlement Registration Statement, the Settlement Prospectus or any document incorporated therein by reference contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading, the Issuer shall as promptly as practicable file any required document and prepare and furnish to Deutsche a reasonable number of copies of such supplement or amendment thereto as may be necessary so that the Settlement Prospectus, as thereafter delivered to the purchasers of the Payment Shares will not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

(vi) On or prior to the Registered Settlement Share Delivery Date, the Issuer shall enter into an agreement (a “Settlement Transfer Agreement”) with Deutsche (or any affiliate of Deutsche designated by Deutsche) in connection with the public resale of the Payment Shares, substantially similar to underwriting agreements customary for underwritten offerings of equity securities, in form and substance satisfactory to Deutsche (or such affiliate), which Settlement Transfer Agreement shall (without limitation of the foregoing):

(A) contain provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, Deutsche and its affiliates,

(B) provide for delivery to Deutsche (or such affiliate) of customary opinions (including, without limitation, accounting comfort letters, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Payment Shares and the lack of material misstatements and omissions in the Settlement Registration Statement, the Prospectus and the Issuer’s filings under the Exchange Act of 1934, as amended and modified (the “Exchange Act”)); and

(C) provide for the payment by the Issuer of all fees and expenses in connection with such resale, including all registration costs and all fees and expenses of counsel for Deutsche (or such affiliate).

(vii) On the Registered Settlement Share Delivery Date and following the delivery of Payment Shares, Seller shall sell all such Payment Shares in a commercially reasonable manner.

(xi) If at any time the number of Shares covered by the Registration Statement is less than the number of Registered Securities required to be delivered pursuant to the terms of Physical Settlement, the Issuer shall, at the request of Deutsche, file additional registration statement(s) to register the sale of all Payment Shares required to be delivered to Deutsche.

(xii) The Issuer shall cooperate with Deutsche and use its reasonable best efforts to take any other action necessary to effect the intent of the provisions set forth in the Physical Settlement provision and this Annex A.

(iv) (a) If Deutsche is not satisfied in all material respects with the results of any due diligence investigation of the Issuer, (b) on any given day, Issuer cannot satisfy any of the conditions of this Registered Settlement section or (c) for a period of at least ten (10) consecutive Exchange Business Days, Deutsche has determined that it is inadvisable to effect sales of Registered Securities, upon Deutsche’s request the terms of Private Placement Settlement below shall apply.

Private Placement Settlement

If the Issuer elects to deliver Payment Shares and Private Make-Whole Shares (as defined below) by means of a private placement, the following provisions shall apply:

(i) all Payment Shares and Private Make-Whole Shares shall be delivered to the Seller (or any affiliate of the Seller designated by the Seller) pursuant to the exemption from the registration requirements of the Securities Act provided by Section
 4(2) thereof;

(ii) Seller and any potential purchaser of any such Shares from the Seller (or any affiliate of the Seller designated by the Seller) identified by Seller shall have been afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Issuer customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them) and Buyer shall not disclose material non-public information in connection with such due diligence investigation; and

(iii) an agreement (a “Private Placement Agreement”) shall have been entered into between Issuer and the Seller (or any affiliate of the Seller designated by the Seller) in connection with the private placement of such Shares by Issuer to the Seller (or any such affiliate) and the private resale of such Shares by the Seller (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to the Seller and the Issuer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, the Seller and its affiliates, and shall provide for the payment by Issuer of all fees and expenses in connection with such resale, including all reasonable fees and expenses of one counsel for the Seller but not including any underwriter or broker discounts and commissions, and shall contain representations, warranties and agreements of Issuer and Seller reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales.

(iv) If Issuer elects to deliver Payment Shares, neither Issuer nor Seller shall take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(2) of the Securities Act for the sale of any Payment Shares or Private Make-Whole Shares by Issuer to the Seller or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Payment Shares and Private Make-Whole Shares by the Seller.

(v) If Issuer elects that the Private Placement Settlement provisions apply, the Calculation Agent shall calculate an amount (the “Private Settlement Balance”) equal to (i) the number of Payment Shares multiplied by (ii) (A) the sum of the 10b-18 VWAP (as defined in the Confirmation) for each Trading Day for the period from and including the Trading Day after Deutsche requests that Private Placement Settlement apply to and including the fifth (5th) Trading Day after such initial day (the “Settlement Calculation Period”), divided by (B) the number of Trading Days in such Settlement Calculation Period; provided however, the Calculation Agent may extend such Settlement Calculation Period in its commercially reasonable discretion by up fifteen (15) additional Trading Days after the initial day of such Settlement Calculation Period.

(vi) On the date requested by Deutsche the Issuer shall deliver the Payment Shares. Following the delivery of Payment Shares or any Private Make-Whole Shares once clauses (i) through (v) have been satisfied, Seller shall sell all such Payment Shares or Private Make-Whole Shares in a commercially reasonable manner.

(vii) At the end of each day upon which sales have been made, the Private Settlement Balance shall be (A) reduced by an amount equal to the aggregate proceeds received by Deutsche upon settlement of the sale of such Share, and (B) increased by an amount (as reasonably determined by the Calculation Agent in a commercially reasonable manner) equal to the Federal Funds Rate with respect to the then-current Private Settlement Balance as of the close of business on such day. “Federal Funds Rate” means, for any day, the rate on such day for Federal Funds, as published by Bloomberg and found by pressing the following letters “FEDSOPEN” followed by pressing the <Index> key and pressing the following letters “HP” followed by pressing the <Go> key; provided that if any such day is not a New York Banking Day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the immediately preceding New York Banking Day.

(viii) If, on any date, the Private Settlement Balance has been reduced to zero but not all of the Payment Shares have been sold, no additional Payment Shares shall be sold and Deutsche shall promptly deliver to the Issuer (A) any remaining Payment Shares and (B) if the Private Settlement Balance has been reduced to an amount less than zero, an amount in cash equal to the absolute value of the then-current Private Settlement Balance.

(ix) If, on any date, all of the Payment Shares have been sold and the Private Settlement Balance has not been reduced to zero, the Issuer shall promptly deliver to Deutsche an additional number of Shares (“Private Make-Whole Shares”) equal to (A) the Private Settlement Balance as of such date divided by (B) the price per Share as reasonably determined by the Calculation Agent. This clause (ix) shall be applied successively until the Private Settlement Balance is reduced to zero.